EXHIBIT 24



                        POWER OF ATTORNEY


Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert N. Wildrick, Russell E. Solt and Eugene Caldwell, and each of them, with full power to act without the others, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the annual report of Venture Stores, Inc. on Form 10-K for the fiscal year ended January 25, 1997, and any and all amendments thereto, and other documents in connection therewith, with the Securities and Exchange Commission, authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned have executed this power of attorney as of the 24th day of April, 1997.



/s/ Robert L. Berra                /s/ Kimberly A. Delsing
Robert L. Berra                    Kimberly A. Delsing


/s/ Timothy F. Finley              /s/ H. Edwin Trusheim
Timothy F.Finley                   H. Edwin Trusheim


/s/ Lawrence J. Young
Lawrence J. Young